Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 12, 2025, with respect to the consolidated financial statements of Flotek Industries, Inc., incorporated herein by reference.

        /s/ KPMG LLP

Houston, Texas
July 10, 2025